UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

December 30, 2005

Date of Report (Date of earliest event reported):

Commission File Number: 0-32593

Wentworth Energy, Inc.

(Exact name of registrant as specified in its charter)

Oklahoma                                                                                                     73-1599600

(State or other jurisdiction of                                                                    (I.R.S. Employer

 incorporation or organization)                                                                   Identification No.)

115 West 7th Street, Suite 1415, Fort Worth, Texas 76102

(Address of principal executive offices)

  (877) 329-8388

(Issuer's telephone number, including area code)

  Item 3.02    Unregistered Sales of Equity Securities

On December 30, 2005, Wentworth Energy, Inc. (the "Company") sold 775,230 shares of its common stock to various investors at a price of $0.50 per share.  These shares were issued under the auspices of Regulation S as sales to non-U.S. persons for a total of $387,615.  The investors also received 775,230 warrants to purchase shares of common stock at an exercise price of $1.00 per share.  These warrants will expire on December 30, 2008.

On December 30, 2005, Wentworth Energy, Inc. (the "Company") sold 583,524 shares of its common stock to an investor at a price of $0.50 per share.  These shares were issued under the auspices of Rule 4(2) as a private sale for a total of $291,762.  The investor also received 583,524 warrants to purchase shares of common stock at an exercise price of $1.00 per share.

These warrants will expire on December 30, 2008.

On January 9, 2005, the Company issued 62,500 shares of its restricted common stock pursuant to the terms of a June 16, 2005 investor relations agreement.  These shares were issued at a price of $0.25 per share under the auspices of Rule 4(2).

On January 9, 2005, the Company issued 15,000 shares of its restricted common stock pursuant to the terms of a June 1, 2005 investor relations agreement.  The shares were issued at a price of $0.25 per share and under the auspices of Regulation S.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 10, 2006

WENTWORTH ENERGY, INC.

/s/ John Punzo

John Punzo, CEO